                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         ALDABRA ACQUISITION CORPORATION

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                         PURSUANT TO SECTION 245 OF THE
                        DELAWARE GENERAL CORPORATION LAW
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         ALDABRA ACQUISITION CORPORATION, a corporation existing under the laws of the State of Delaware (the "Corporation"), by its Chief Executive Officer,
hereby certifies as follows:

         1. The name of the Corporation is "Aldabra Acquisition Corporation."

         2. The Corporation's Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 22, 2004.
A Certificate of Amendment to the Corporation's Certificate of Incorporation was
filed in the office of the Secretary of State of the State of Delaware on
December 9, 2004.

         3. This Amended Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation, as amended, of the
Corporation.

         4. This Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the
Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware ("GCL").

         5. The text of the Certificate of Incorporation of the Corporation is
hereby amended and restated to read in full as follows:

                  FIRST: The name of the corporation is Aldabra Acquisition
Corporation (hereinafter sometimes referred to as the "Corporation").

         SECOND: The registered office of the Corporation is to be located at
Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The
name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 36,000,000 of which
35,000,000 shares shall be Common Stock of the par value of $.0001 per share and
1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

         A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of
Directors providing for the issue of such series (a "Preferred Stock
Designation") and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

         B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

         FIFTH: The name and mailing address of the sole incorporator of the
Corporation are as follows:

                  Name                    Address
                  ----                    -------
                  Jeffrey M. Gallant      Graubard Miller
                                          600 Third Avenue, 32nd Floor
                                          New York, New York 10016

         SIXTH: The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any "Business Combination," and may not be amended prior to the consummation of any Business Combination. A "Business
Combination" shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business ("Target Business").

         A. Prior to the consummation of any Business Combination, the
Corporation shall

submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO
Shares (defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the
Corporation shall not consummate any Business Combination if 20% or more in interest of the holders of IPO Shares exercise their conversion rights described in paragraph B below.

         B. In the event that a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock ("IPO Shares")
issued in the Corporation's initial public offering ("IPO") of securities who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall convert such shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the proposed consummation of the Business Combination, by (ii) the total number of IPO Shares. "Trust Fund" shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited.

         C. In the event that the Corporation does not consummate a Business
Combination by the later of (i) 18 months after the consummation of the IPO or
(ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such
18 month period (such later date being referred to as the "Termination Date"), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO
Shares shall be entitled to receive liquidating distributions and the
Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

         D. A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event he demands conversion of his shares in accordance with paragraph B, above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

         E. The Board of Directors shall be divided into three classes: Class A,
Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the
Corporation's third Annual Meeting of Stockholders. The Class C director shall then elect additional Class A, Class B and Class C directors, as necessary. The directors in Class

A shall be elected for a term expiring at the first Annual Meeting of
Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders.
Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of
Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's
Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

         SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

         B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

         C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat
(provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

         D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the

provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

         EIGHTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the
GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the
Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

                 B. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a
"proceeding"), by reason of the fact that he or she is serving or had served as a director or officer of the Corporation or, while serving as such director or officer, is serving or had served at the request of the Corporation as a director, officer, employee or agent of, or in any other capacity with respect to, another corporation or a partnership, joint venture, trust or other entity or enterprise, including service with respect to employee benefit plans
(hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be changed or amended (but, in the case of any such change or amendment, only to the extent that such change or amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by an indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the
Corporation and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in paragraph C hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify an indemnitee in connection with a proceeding
(or part thereof) initiated by the indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Eighth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition
(hereinafter, an "advancement of expenses");

provided, however, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan)
shall be made only upon delivery to the Corporation of an undertaking
(hereinafter, an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article Eighth or otherwise.

                  C. If a claim under paragraph B of this Article Eighth is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover payments by the
Corporation to recover an advancement of expenses pursuant to terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (other than a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the GCL. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication (as previously defined) that the indemnitee has not met the applicable standard of conduct set forth in the GCL. Neither the failure of the Corporation (including its Board of
Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to the action. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article EIGHTH or otherwise shall be on the Corporation.

                  D. The Corporation may, to the extent authorized in writing from time to time by its Board of Directors, grant rights to indemnification, and to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the
Corporation to the fullest extent of the provisions of this Article EIGHTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  E. The right to indemnification and to the advancement of
expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this
Amended Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.

                  F. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

         Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

         NINTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this
Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Jason Weiss, its Chief
Executive Officer, as of the __ day of January, 2005.

                                          ---------------------------------
                                          Jason Weiss
                                          Chief Executive Officer